

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1706




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000             ORIGINAL ISSUE DATE:            May 11, 1998


CUSIP NUMBER:           59018S G65               STATED MATURITY DATE:           May 11, 1999


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   / / ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           /x/ ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                        / / COMMERCIAL PAPER RATE
/ / CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/x/ TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                               LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         Six Months               MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.450%                   MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.768%                   SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Weekly


INTEREST PAYMENT DATES: Semi-annually on November 15, 1998 and the maturity date, subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 6, 1998

